BlackRock Series Fund, Inc.
Series: 1
File Number: 811-03091
CIK Number: 319108
BlackRock Money Market Portfolio
For the Period Ending: 12/31/2008

Pursuant to Exemptive Order Release No. IC-18748 dated June 2, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six month period ended December 31, 2008.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date
07/11/2008	$4,650	Dexia Delaware LLC	2.85%	10/10/2008